Fourth Amendment to the Licensing Agreement previously entered into on the 12th day of July, 2010

Between:

Nanotech Industries Inc., a Delaware corporation.

hereinafter referred to as “Licensor”

And:

Nanotech Industries International Inc., a Nevada corporation (and a wholly owned subsidiary of Hybrid Coating Technologies Inc.)

hereinafter referred to as “NTI”

(collectively referred to as the “Parties”)

WHEREAS the Parties previously entered into a Licensing Agreement on July 12, 2010 (“Licensing Agreement”), into an Amendment Agreement on March 17, 2011, into a Second Amendment Agreement on July 7, 2011 and into a third Amendment Agreement dated June 28, 2013 (collectively the “Agreement”);

WHEREAS for consideration duly acknowledged and received, the Parties would like to amend the Agreement solely to modify the definition of the LICENSOR Product;

WHEREAS to this end the Parties have agreed to enter into this Fourth Amendment to the Licensing Agreement (“Fourth Amendment Agreement”):

1.

Pursuant to the terms of the Licensing Agreement, the license to sell and manufacture the LICENSOR Product granted by the Licensor to NTI has been expanded to include polyurethane foam for the textile industry. The term LICENSOR Product has thus been modified and shall be defined in the Agreement as follows: environmentally safe coatings, and polyurethane foam for the textile industry.

2.	Any reference to the LICENSOR Product in the Agreement shall have the meaning as set forth in Section 1 hereinabove.

3.

The Agreement, as amended by this Fourth Amendment Agreement, remains in full force and effect and is hereby ratified and confirmed. Provisions of the Agreement that have not been amended or terminated by this Fourth Amendment Agreement remain in full force and effect, unamended.

4.	The Parties expressly warrant and guarantee that they have obtained all necessary requisite approvals and that they have the authority to enter into this Fourth Amendment Agreement.

5.	The Preamble to this Fourth Amendment Agreement is incorporated herein by this reference and made a material part of this Fourth Amendment Agreement.

6.

This Fourth Amendment Agreement may be signed in one or more counterparts, each of which so signed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed and delivered this Fourth Amendment Agreement on December 13, 2013.

Nanotech Industries International Inc.

By: /s/: Joseph Kristul
Title: President and CEO

Nanotech Industries Inc.

By: /s/: Joseph Kristul
Title: President and CEO